Exhibit 10.26

SEMTECH CORPORATION

2008 LONG-TERM EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD CERTIFICATE

THIS AWARD is made this [Date] (the “Award Date”) by Semtech Corporation, a Delaware corporation (the “Corporation”), to [Name] (the “Participant”).

R E C I T A L S

A. The Corporation has established the Corporation’s 2008 Long-Term Equity Incentive Plan (the “Plan”) in order to provide eligible persons of the Corporation with an opportunity to acquire shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”).

B. The Participant was a former shareholder of Cycleo SAS and NanoScale-Labs SAS (the “Cycleo Companies”) prior to the purchase of the Cycleo Companies by the Corporation and its Subsidiaries pursuant to the terms of a Share Purchase Agreement entered into by the Corporation, the Cycleo Companies, the Participant and certain other parties thereto (the “Share Purchase Agreement”).

C. This restricted stock unit award (the “Award”) is being granted to the Participant on the terms and conditions described in this Award Certificate in full satisfaction of the Corporation’s and its affiliates’ obligations under the Share Purchase Agreement to grant the Participant restricted stock unit awards.

D. The Plan Administrator has determined that it would be in the best interests of the Corporation and its stockholders to grant the Award described in this Award Certificate to the Participant.

NOW, THEREFORE, this Award is made on the following terms and conditions:

Definitions and Incorporation. Capitalized terms used in this Award Certificate and not otherwise defined herein shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Award Certificate as if fully set forth herein.

Award of Stock Units. Pursuant to the Plan, the Corporation hereby awards to the Participant as of the date hereof an Award with respect to [                    ] restricted stock units (subject to adjustment in accordance with Section 7 of the Plan) (the “Stock Units”), which Stock Units are restricted and subject to forfeiture on the terms and conditions hereinafter set forth. As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed solely for purposes of calculating the amount of payment under the Plan and this Award Certificate to be equivalent to one outstanding share of the Common Stock (subject to adjustment in accordance with Section 7 of the Plan). The Stock Units shall be used solely as a device for the determination of the payment to eventually be paid to the Participant if such Stock Units vest and become attributable pursuant to Section 4 hereof. The Stock Units shall not be treated as property or as a trust fund of any kind. The Participant acknowledges that the Plan Administrator may use a broker or other third party to facilitate its restricted stock unit award recordkeeping and agrees to comply with any administrative rules and procedures regarding restricted stock unit awards as may be in place from time to time. The Participant acknowledges and agrees that the Corporation may require that any Common Stock received under the Award be deposited in a brokerage account (in the name of the Participant) with a broker designated by the Corporation, and the Participant agrees to take such reasonable steps as the Corporation may require to open and maintain such an account.

Rights as a Shareholder; Dividends and Voting.

Limitations on Rights Associated with Units. The Participant shall have no rights as a shareholder of the Corporation, no dividend rights (except as expressly provided in Section 3(b) below with respect to dividend equivalent rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying such Stock Units.

Dividend Equivalent Rights Distributions. In the event that the Corporation pays an ordinary cash dividend on its Common Stock and the related dividend payment record date occurs at any time after the Award Date and before all of the Stock Units subject to the Award have either been paid pursuant to Section 5 or terminated pursuant to Section 4, the Corporation shall credit the Participant as of such record date with an additional number of Stock Units equal to (i) the per-share cash dividend paid by the Corporation on its Common Stock with respect to such record date, multiplied by (ii) the total number of outstanding and unpaid Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7 of the Plan and/or Section 9 hereof) subject to the Award as of such record date, divided by (iii) the fair market value of a share of Common Stock (as determined under the Plan) on such record date. Any Stock Units credited pursuant to the foregoing provisions of this Section 3(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 3(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 5 or terminated pursuant to Section 4.

Vesting; Termination of Employment.

Vesting in General. Subject to Sections 4(b) and (c) below and to adjustment under Section 7 of the Plan, the Award shall vest and become attributed as follows:

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forty percent (40%) of the total number of Stock Units subject to the Award shall vest and become attributable on the first anniversary date of the completion date of the Corporation’s purchase of the Cycleo Companies pursuant to the Share Purchase Agreement,

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ten percent (10%) of the total number of Stock Units subject to the Award shall vest and become attributable on the second anniversary date of the completion date of the Corporation’s purchase of the Cycleo Companies pursuant to the Share Purchase Agreement,

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ten percent (10%) of the total number of Stock Units subject to the Award shall vest and become attributable on the third anniversary date of the completion date of the Corporation’s purchase of the Cycleo Companies pursuant to the Share Purchase Agreement, and

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forty percent (40%) of the total number of Stock Units subject to the Award shall vest and become attributable on the fourth anniversary date of the completion date of the Corporation’s purchase of the Cycleo Companies pursuant to the Share Purchase Agreement,

Subject to Sections 4(b) and (c) below, the Participant has no right to pro-rated vesting with respect to the Award if his or her employment by the Corporation or one of its Subsidiaries terminates before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Participant was employed by the Corporation and/or any of its Subsidiaries).

Accelerated Vesting and Attribution Conditions. Notwithstanding any other provision to the contrary contained herein, 100% of the total Stock Units subject to the Award shall be vested and attributed as of the date of the Participant’s termination of employment (the “Termination Date”) in the event the Participant’s employment is terminated for any reason other than (1) a resignation (“démission”) by the Participant of his employment with the Corporation or any of its Subsidiaries or (2) a valid dismissal (“licenciement”) of the Participant’s employment on the ground of a termination for serious cause (“faute grave” or “faute lourde” within the meaning of the French Cour de cassation), each of which termination events shall be considered a “condition résolutoire.” For the avoidance of doubt, 100% of the total Stock Units subject to the Award shall be vested and attributed as of the Termination Date upon the occurrence of:

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the Participant’s termination of employment or departure for reason of death, permanent disability (in the meaning of the French article L 341-4 sécurité sociale Code category 2 or 3) or dismissal (including by way of “rupture conventionnelle”) on grounds other than for serious cause (“faute grave”or “faute lourde”),

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if any of the Cycleo Companies is sold and ceases to be a Subsidiary of the Corporation and thereafter the Participant ceases to be an employee of the Corporation or one of its Subsidiaries for any reason (including resignation (“démission”) by the Participant),

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if any of the Cycleo Companies’ Intellectual Property Rights (as defined in the Share Purchase Agreement) are sold to a third party other than the Corporation or one of its Subsidiaries and thereafter the Participant ceases to be an employee of the Corporation or one of its Subsidiaries for any reason (including resignation (“démission”) by the Participant),

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if Semtech Holdings France is (A) sold to a third party other than the Corporation or one of its Subsidiaries, or (B) if it is decided, for any reason whatsoever, to stop Semtech Holdings France’s activity or to close down Semtech Holdings France’s operations on the French territory, except for a winding up or merger inducing a transfer of assets and liabilities to the Corporation or any of its Subsidiaries (it being specified for the avoidance of doubt that if the activity is being stopped after such transfer to the Corporation or any of its Subsidiaries it shall be treated the same as if Semtech Holdings France’s activity was stopped), and in each case thereafter the Participant ceases to be an employee of the Corporation or one of its Subsidiaries for any reason (including resignation (“démission”) by the Participant).

For purposes hereof, if a final and binding court decision (“autorité de la chose jugée”) provides that the dismissal for serious cause (“faute grave” or “faute lourde”) is not valid, 100% of the total Stock Units subject to the Award shall be vested and attributed as of the date of such court decision, and the Corporation shall pay the Participant, within five (5) days after such court decision, a late cash payment equal to the fair market value as of the Termination Date of the Stock Units becoming vested and attributed as a result of such court decision multiplied by an annual interest rate of four percent (4%) from the Termination Date.

Effect of Termination of Employment. Subject to Section 4(b) and after giving effect to any accelerated vesting pursuant to Section 4(b), if the employment of the Participant with the Corporation or a Subsidiary is terminated for any reason, then the Stock Units (and related dividends) which have not vested and become attributed as of the Termination Date shall terminate. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

Timing and Manner of Payment of Stock Units. On or as soon as practicable following (and in all events within five (5) days after) the vesting and attribution of any portion of the Award pursuant to Section 4, the Corporation shall deliver to the Participant a number of shares of Common Stock equal to the number of Stock Units subject to the Award that vested and became attributed on that particular vesting date; provided, however, that the Corporation reserves the right to settle any Stock Units credited as dividend equivalents pursuant to Section 3(b) by cash payment. In the event of such a cash payment, the cash payable with respect to a Stock Unit shall equal the fair market value of a share of Common Stock (such fair market value determined under the Plan) as of the vesting date of that Stock Unit. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested and attributed Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested and attributed Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. Except for any delay resulting from a failure to deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan as required to the immediately preceding sentence, any delay by the Corporation in delivering the shares of Common Stock becoming payable pursuant to this Section 5 shall trigger the obligation of the Corporation to pay the Participant a late cash payment equal to the fair market value on the original payment date of the Stock Units becoming payable pursuant to this Section 5 multiplied by an annual interest rate of four percent (4%) from the date payment was due. The Participant shall have no further rights with respect to any Stock Units that are paid pursuant to this Section 5 or that terminate pursuant to Section 4(c).

Non-Transferability of Award. This Award is personal and, prior to the time they have become vested and attributed pursuant to Section 4 hereof or Section 7 of the Plan, neither the Stock Units nor any rights hereunder may be transferred, assigned, pledged or hypothecated by the Participant in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process; provided, however, that such restrictions shall not apply to transfers to the Corporation. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Participant’s unvested rights under this Award, shall be null and void.

Not a Contract of Employment. Nothing in this Award Certificate gives the Participant the right to remain in the employ of or other service to the Corporation or any Subsidiary or affects the absolute and unqualified right of the Corporation and any of its Subsidiaries to terminate the Participant’s employment or other service at any time for any reason or no reason and with or without cause or prior notice. Except to the extent explicitly provided otherwise in a then effective written employment contract executed by the Participant and the Corporation or any Subsidiary, the Participant is an at will employee whose employment may be terminated without liability at any time for any reason.

Tax Consequences.

Tax Consultation. The Participant hereby represents to the Corporation that the Participant is a citizen and resident of France, and that the Participant is not a United Sates citizen or resident alien subject to United States income tax. The Participant may suffer adverse tax consequences as a result of his or her acquisition or disposition of the Stock Units. The Participant will be solely responsible for satisfaction of any taxes that may arise with respect to the Award. The Corporation shall not have any obligation whatsoever to pay such taxes. The Corporation has not and will not provide any tax advice to the Participant. The Participant should consult with his or her own personal tax advisors to the extent he or she deems advisable in connection with the acquisition or disposition of the Stock Units.

Withholding. Upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy withholding obligations, if any, of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by United Sates federal, state or local tax law, or by any non-United States tax law, to be withheld with respect to such distribution or payment.

Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7 of the Plan, the Plan Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 3(b).

Severability. In the event that any provision or portion of this Award Certificate shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Award Certificate shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.

Binding Effect. This Award Certificate shall extend to, be binding upon and inure to the benefit of the Participant and the Participant’s legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Section 6 with respect to the transfer of this Award Certificate or any rights hereunder or of the Stock Units), and upon the Corporation and its successors and assigns, regardless of any change in the business structure of the Corporation, be it through spin-off, merger, sale of stock, sale of assets or any other transaction.

Notices. Any notice to the Corporation contemplated by this Award Certificate shall be in writing and addressed to it in care of its President; and any notice to the Participant shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.

Entire Agreement. This Award Certificate, together with the Plan, constitutes the entire understanding between the Corporation and the Participant with regard to the subject matter of this Award Certificate. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Award Certificate.

The Corporation represents and warrants to the Participant that there will be no condition of vesting or of attribution other than those expressly described in this Award Certificate and the Plan.

The Participant hereby agrees that the grant of this Award is in full satisfaction of the Corporation’s or any affiliate’s obligation under the Share Purchase Agreement to grant the Participant restricted stock unit or similar awards.

Waiver. The waiver of any breach of any duty, term or condition of this Award Certificate shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Award Certificate.

Interpretation. The interpretation, construction, performance and enforcement of the terms and conditions of this Award Certificate and the Plan shall lie within the sole discretion of the Plan Administrator, and the Plan Administrator’s determinations shall be conclusive and binding on all interested persons.

Choice of Law. This Award Certificate shall be governed by, and construed in accordance with, the laws of the State of California (disregarding any choice-of-law provisions). Any dispute or disagreement regarding the Participant’s rights under this Award Certificate shall be settled by an independent third party expert. Such third party expert shall be appointed in accordance with the provisions of article 1843-4 of the French civil code and the claim will be settled under French law.

SEMTECH CORPORATION,
a Delaware corporation

Emeka Chukwu
Vice President-Finance and
Chief Financial Officer

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